Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Protection One, Inc. and Protection One Alarm Monitoring, Inc.  (the “Companies”) on Form 10-K for the year  ended December 31, 2002 (the Report), which this certification accompanies, Richard Ginsburg, in my capacity as President and Chief Executive Officer of the Companies, and Darius G. Nevin, in my capacity as Executive Vice President and Chief Financial Officer of the Companies, certify that the Report fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date:	April 11, 2003	By:	/s/ Richard Ginsburg
Richard Ginsburg,
President and Chief Executive Officer

Date:	April 11, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin,
Executive Vice President and Chief Financial Officer

                The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Companies as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.